UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

Progyny, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 888-3124

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions

On November 4, 2021, Progyny, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2021. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2021, Progyny, Inc. (the “Company”) announced that David Schlanger plans to transition to the role of Executive Chairman, effective as of January 1, 2022, and will continue to serve as a director of the Company. In his role as Executive Chairman, Mr. Schlanger will continue providing services to the Company, including with respect to strategy and corporate development, and acting as a consultant to the Chief Executive Officer on key matters. Mr. Schlanger, 62, has served as our Chief Executive Officer since January 2017 and on our board of directors since March 2017. From August 2013 until September 2016, he served as the Chief Executive Officer of WebMD, an online provider of information relating to health and well-being.  Beth Seidenberg, M.D., who currently serves as Chair of the Board, will assume the position of Lead Independent Director.

Pete Anevski, 54, who currently serves as President and Chief Operating Officer, will succeed Mr. Schlanger as Chief Executive Officer, effective as of January 1, 2022. In connection with Mr. Anevski’s transition, the Board has appointed Mr. Anevski as a director of the Company effective as of the date he becomes Chief Executive Officer. Mr. Anevski joined the Company in January 2017 as Chief Operating Officer and has been our President since June 2019. He also served as our Chief Financial Officer from January 2017 to September 2020. From May 2013 until September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD.

Michael Sturmer, 45, who currently serves as Executive Vice President, Chief Growth and Strategy Officer, will succeed Mr. Anevski as President, effective as of January 1, 2022. Mr. Sturmer has over two decades of operations, sales and strategic experience in the healthcare industry and has been with us since February 2021. From September 2016 to February 2021, he was Senior Vice President of Health Services at Livongo. Prior to that, Mr. Sturmer held several senior positions at Cigna, including Chief Operating Officer for the New York/New Jersey Health Plan.

In connection with this transition, the Company will enter into an amended and restated employment agreement with Mr. Schlanger, effective as of January 1, 2022. Pursuant to this agreement, Mr. Schlanger will be reduced to an annual salary of $250,000 and with an annual performance and retention bonus of up to a maximum of 100% of his annual base salary. In addition, Mr. Schlanger will be eligible to receive an equity award for fiscal year 2022 comprised of 333,000 options and 84,000 restricted stock units, in each case vesting as to 25% on the first anniversary of the vesting commencement date with the remaining 75% of such award vesting in equal quarterly installments on each monthly anniversary thereafter over the next three years, as well as a performance stock unit award with respect to a maximum number of 83,000 shares that are eligible to be earned based on the achievement of specified revenue targets.

Mr. Schlanger’s transition to Executive Chairman will not be deemed a resignation from his position as Chief Executive Officer for “good reason” under the terms of his existing employment agreement. No changes or acceleration will be applied to any equity awards previously granted to Mr. Schlanger, which will continue to vest in accordance with their terms, and he will not receive any severance payments or benefits in connection with such transition.

There are no arrangements or understandings between Mr. Schlanger and any other persons pursuant to which he was appointed as Executive Chairman of the Company. Mr. Schlanger has no family relationship with any executive officer or director of the Company. There are no transactions in which Mr. Schlanger has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Mr. Anevski will serve as a Class II director until the Company’s annual meeting of stockholders in 2024. We believe Mr. Anevski is qualified to serve on the Board because of his significant experience at healthcare companies and as a member of our executive management team.

In connection with this transition, the Company will enter into an amended and restated employment agreement with Mr. Anevski, effective as of January 1, 2022. Pursuant to this agreement, Mr. Anevski will be entitled to an increased annual salary of $500,000 and will be eligible to receive an annual performance and retention bonus of up to a maximum of 100% of his annual base salary.

Mr. Anevski will also be eligible to receive an annual equity award for fiscal year 2022 comprised of 1,000,000 options and 250,000 restricted stock units, in each case vesting as to 25% on the first anniversary of the vesting commencement date with the remaining 75% of such award vesting in equal quarterly installments on each monthly anniversary thereafter over the next three years, as well as a performance stock unit award with respect to a maximum number of 250,000 shares that are eligible to be earned based on the achievement of specified revenue targets.

There are no arrangements or understandings between Mr. Anevski and any other persons pursuant to which he was appointed as Chief Executive Officer and director of the Company. Mr. Anevski has no family relationship with any executive officer or director of the Company. There are no transactions in which Mr. Anevski has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

In connection with this transition, the Company will enter into an amended and restated employment agreement with Mr. Sturmer, effective as of January 1, 2022.

There are no arrangements or understandings between Mr. Sturmer and any other persons pursuant to which he was appointed as President of the Company. Mr. Sturmer has no family relationship with any executive officer or director of the Company. There are no transactions in which Mr. Sturmer has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 7.01    Regulation FD Disclosure

A copy of the Company’s press release announcing the leadership changes described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release of Progyny, Inc., dated November 4, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: November 4, 2021
	By:	/s/ David Schlanger
David Schlanger
Chief Executive Officer